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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20579


                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) -- December 22, 2006


                                LITTELFUSE, INC.
             (Exact name of registrant as specified in its charter)



           DELAWARE                     0-20388                 36-3795742
(State of other jurisdiction          (Commission             (IRS Employer
      of incorporation)               File Number)          Identification No.)


                  800 E. Northwest Hwy., Des Plaines, IL 60016
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (847) 824-1188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

               Littelfuse, Inc. ("Littelfuse" or the "Company") entered into an agreement on December 22, 2006 to settle the price paid to certain former minority shareholders of Heinrich Industrie, AG. This agreement provides additional consideration of 8 euros per share above the 24 euros per share previously paid. Shareholders that previously tendered shares will also receive the additional consideration. The amount to be paid to the two shareholder groups will be 2.1 million euros or approximately $2.8 million. Including the current consideration, the total purchase price for Heinrich Industrie, AG is approximately $64.1 million.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          LITTELFUSE, INC.



Date:  December 27, 2006                  By:  /s/ Philip G. Franklin
                                               ----------------------
                                          Philip G. Franklin
                                          Vice President, Operations
                                          Support and Chief Financial Officer